Exhibit 10.3

NATIONAL BANKSHARES, INC.

SALARY CONTINUATION AGREEMENT

THIS SALARY CONTINUATION AGREEMENT (the “Agreement”) is adopted this 8th day of February, 2006, by and between NATIONAL BANKSHARES, INC., a Virginia corporation located in Blacksburg, Virginia (the “Corporation”) and LARA E. RAMSEY (the “Executive”).

The purpose of this Agreement is to provide specified benefits to the Executive, a member of a select group of management or highly compensated employees who contribute materially to the continued growth, development, and future business success of the Corporation. This Agreement shall be unfunded for tax purposes and for purposes of Title I of the Employee Retirement Income Security Act of 1974 (“ERISA”), as amended from time to time.

Article 1

Definitions

Whenever used in this Agreement, the following words and phrases shall have the meanings specified:

1.1	“Beneficiary” means each designated person, or the estate of the deceased Executive, entitled to benefits, if any, upon the death of the Executive determined pursuant to Article 4.

1.2

“Beneficiary Designation Form” means the form established from time to time by the Plan Administrator that the Executive completes, signs, and returns to the Plan Administrator to designate one or more Beneficiaries.

1.3	“Board” means the Board of Directors of the Corporation as from time to time constituted.

1.4

“Change in Control” means a change in the ownership or effective control of the Corporation, or in the ownership of a substantial portion of the assets of the Corporation, as such change is defined in Section 409A of the Code and regulations thereunder.

1.5	“Code” means the Internal Revenue Code of 1986, as amended.

1.6

“Disability” means Executive: (i) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months; or (ii) is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, receiving income replacement benefits for a period of not less than three (3) months under an accident and health plan covering employees of the Corporation. Medical determination of Disability may be made by either the Social Security Administration or by the provider of an accident or health plan covering employees of the Corporation. Upon the request of the Plan Administrator, the Executive must submit proof to the Plan Administrator of the Social Security Administration’s or the provider’s determination.

1.7

“Early Termination” means Separation from Service before Normal Retirement Age except when such Separation from Service occurs: (i) following a Change in Control; or (ii) due to death, Disability, or Termination for Cause.

1.8	“Effective Date” means January 1, 2006.

1.9	“Normal Retirement Age” means the Executive attaining age sixty-five (65).

1.10	“Plan Administrator” means the plan administrator described in Article 6.

1.11

“Plan Year” means each twelve-month period commencing on January 1, 2006 and ending on December 31 of each year. The initial Plan Year shall commence on the Effective Date of this Agreement and end on the following December 31.

1.12	“Schedule A” means the schedule attached to this Agreement and made a part hereof. Schedule A shall be updated upon a change in any of the benefits under Articles 2 or 3.

1.13

“Separation from Service” means the termination of the Executive’s employment with the Corporation for reasons other than death or Disability. Whether a Separation from Service takes place is determined based on the facts and circumstances surrounding the termination of the Executive’s employment and whether the Corporation and the Executive intended for the Executive to provide significant services for the Corporation following such termination. A termination of employment will not be considered a Separation from Service if:

(a)

the Executive continues to provide services as an employee of the Corporation at an annual rate that is twenty percent (20%) or more of the services rendered, on average, during the immediately preceding three full calendar years of employment (or, if employed less than three years, such lesser period) and the annual remuneration for such services is twenty percent (20%) or more of the average annual remuneration earned during the final three full calendar years of employment (or, if less, such lesser period), or

(b)

the Executive continues to provide services to the Corporation in a capacity other than as an employee of the Corporation at an annual rate that is fifty percent (50%) or more of the services rendered, on average, during the immediately preceding three full calendar years of employment (or if employed less than three years, such lesser period) and the annual remuneration for such services is fifty percent (50%) or more of the average annual remuneration earned during the final three full calendar years of employment (or if less, such lesser period).

1.14

“Specified Employee” means a key employee (as defined in Section 416(i) of the Code without regard to paragraph 5 thereof) of the Corporation if any stock of the Corporation is publicly traded on an established securities market or otherwise.

1.15	“Termination for Cause” means Separation from Service for:

(a)	Gross negligence or gross neglect of duties to the Corporation; or
(b)	Conviction of a felony or of a gross misdemeanor involving moral turpitude in connection with the Executive’s employment with the Corporation; or
(c)

Fraud, disloyalty, dishonesty or willful violation of any law or significant Corporation policy committed in connection with the Executive’s employment and resulting in a material adverse effect on the Corporation.

Article 2

Distributions During Lifetime

2.1

Normal Retirement Benefit. Upon the Executive reaching Normal Retirement Age while in the active service of the Corporation, the Corporation shall distribute to the Executive the benefit described in this Section 2.1 in lieu of any other benefit under this Article.

2.1.1	Amount of Benefit. The annual benefit under this Section 2.1 is Thirty-Three Thousand Three Hundred Twenty Dollars ($33,320).

2.1.2

Distribution of Benefit. The Corporation shall distribute the annual benefit to the Executive in twelve (12) equal monthly installments commencing on the first day of the month following Normal Retirement Age. The annual benefit shall be distributed to the Executive for the greater of fifteen (15) years, or the Executive’s lifetime.

2.2	Early Termination Benefit. Upon Early Termination, the Corporation shall distribute to the Executive the benefit described in this Section 2.2 in lieu of any other benefit under this Article.

2.2.1

Amount of Benefit. The annual benefit under this Section 2.2 is the Early Termination Benefit set forth on Schedule A for the Plan Year immediately preceding the date that Separation from Service occurs; provided, however, if the Executive Separates from Service on December 31st of a Plan Year, then the Corporation shall distribute the Early Termination Benefit set forth on Schedule A for the Plan Year in which such Separation from Service occurs.

2.2.2

Distribution of Benefit. The Corporation shall distribute the annual benefit to the Executive in twelve (12) equal monthly installments commencing on the first day of the month following Normal Retirement Age. The annual benefit shall be distributed to the Executive for the greater of fifteen (15) years, or the Executive’s lifetime.

2.3

Disability Benefit. If the Executive experiences a Disability prior to Normal Retirement Age, the Corporation shall distribute to the Executive the benefit described in this Section 2.3 in lieu of any other benefit under this Article.

2.3.1

Amount of Benefit. The annual benefit under this Section 2.3 is the Disability Benefit set forth on Schedule A for the Plan Year immediately preceding the date that Separation from Service occurs; provided, however, if the Executive Separates from Service on December 31st of a Plan Year, then the Corporation shall distribute the Disability Benefit set forth on Schedule A for the Plan Year in which such Separation from Service occurs.

2.3.2

Distribution of Benefit. The Corporation shall distribute the annual benefit to the Executive in twelve (12) equal monthly installments commencing on the first day of the month following Normal Retirement Age. The annual benefit shall be distributed to the Executive for the greater of fifteen (15) years, or the Executive’s lifetime.

2.4

Change in Control Benefit. Upon a Change in Control followed by Separation from Service, the Corporation shall distribute to the Executive the benefit described in this Section 2.4 in lieu of any other benefit under this Article.

2.4.1

Amount of Benefit. The annual benefit under this Section 2.4 is the Change in Control Benefit set forth on Schedule A for the Plan Year immediately preceding the date that Separation from Service occurs; provided, however, if the Executive Separates from Service on December 31st of a Plan Year, then the Corporation shall distribute the Change in Control Benefit set forth on Schedule A for the Plan Year in which such Separation from Service occurs.

2.4.2

Distribution of Benefit. The Corporation shall distribute the annual benefit to the Executive in twelve (12) equal monthly installments commencing on the first day of the month following Separation from Service. The annual benefit shall be distributed to the Executive for the greater of fifteen (15) years, or the Executive’s lifetime.

2.4.3

Excess Parachute Payment Gross-up. If any benefit payable under this Agreement would create an excise tax under the excess parachute rules of Section 280G of the Code, the Corporation shall pay to the Executive an additional amount (the “Gross-up”) equal to:

the Executive’s excise penalty tax amount

divided by the sum of

(one minus the sum of the penalty tax rate plus the Executive’s marginal income tax rate)

The Gross-up shall be paid in equal annual payments for the greater of fifteen (15) years or the Executive’s lifetime.

2.5

Restriction on Timing of Distribution. Notwithstanding any provision of this Agreement to the contrary, if the Executive is considered a Specified Employee at Separation from Service under such procedures as established by the Corporation in accordance with Section 409A of the Code, benefit distributions that are made upon Separation from Service may not commence earlier than six (6) months after the date of such Separation from Service. Therefore, in the event this Section 2.5 is applicable to the Executive, any distribution or series of distributions to be made due to a Separation from Service shall commence no earlier that the first day of the seventh month following the Separation from Service.

2.6

Distributions Upon Income Inclusion Under Section 409A of the Code. Upon the inclusion of any portion of the Account Value into the Executive’s income as a result of the failure of this non-qualified deferred compensation plan to comply with the requirements of Section 409A of the Code, to the extent such tax liability can be covered by the Executive’s vested Account Value, a distribution shall be made as soon as is administratively practicable following the discovery of the plan failure.

2.7

Change in Form or Timing of Distributions. For distribution of benefits under this Article 2, the Executive and the Corporation may, subject to the terms of Section 8.1, amend the Agreement to delay the timing or change the form of distributions. Any such amendment:

(a)	may not accelerate the time or schedule of any distribution, except as provided in Section 409A of the Code and the regulations thereunder;
(b)	must, for benefits distributable under Section 2.1, be made not less than twelve (12) months prior to the Executive’s Normal Retirement Age.
(c)

must, for benefits distributable under Sections 2.1, 2.2, and 2.3 delay the commencement of distributions for a minimum of five (5) years from the date the first distribution was originally scheduled to be made; and

(d)	must take effect not less than twelve (12) months after the amendment is made.

Article 3

Distribution at Death

3.1

Death During Active Service. If the Executive dies while in the active service of the Corporation, the Corporation shall distribute to the Beneficiary the benefit described in this Section 3.1. This benefit shall be distributed in lieu of the benefits under Article 2.

3.1.1

Amount of Benefit. The annual benefit under this Section 3.1 is the Death Benefit set forth on Schedule A for the indicated date which is the same date or most recently precedes the date that the Executive’s death occurs.

3.1.2

Distribution of Benefit. The Corporation shall distribute the annual benefit to the Beneficiary in twelve (12) equal monthly installments for fifteen (15) years commencing the first day of the month following receipt by the Corporation of the Executive’s death certificate.

3.2

Death During Distribution of a Benefit. If the Executive dies after any benefit distributions have commenced under this Agreement but before receiving all such distributions, the Corporation shall distribute to the Beneficiary the remaining monthly installments at the same time and in the same amounts that would have been distributed to the Executive had the Executive survived; provided, however, for benefits payable under Section 2.1, if the Executive has received less than one hundred eighty (180) equal consecutive monthly installments, the Beneficiary shall continue to receive the same amounts and at the same time until the sum of the monthly installments to the Beneficiary and Executive equal one hundred eighty (180).

3.3

Death After Separation from Service But Before Benefit Distributions Commence. If the Executive is entitled to benefit distributions under this Agreement, but dies prior to the commencement of said benefit distributions, the Corporation shall distribute to the Beneficiary the same benefits that the Executive was entitled to prior to death except that the benefit distributions shall commence within thirty (30) days following receipt by the Corporation of the Executive’s death certificate for a total of on hundred eighty (180) equal consecutive monthly installments.

Article 4

Beneficiaries

4.1

Beneficiary. The Executives shall have the right, at any time, to designate a Beneficiary(ies) to receive any benefit distributions under this Agreement upon the death of the Executive. The Beneficiary designated under this Agreement may be the same as or different from the beneficiary designation under any other plan of the Corporation in which the Executive participates.

4.2

Beneficiary Designation: Change. The Executives shall designate a Beneficiary by completing and signing the Beneficiary Designation Form, and delivering it to the Plan Administrator or its designated agent. The Executive's beneficiary designation shall be deemed automatically revoked if the Beneficiary predeceases the Executive or if the Executive names a spouse as Beneficiary and the marriage is subsequently dissolved. The Executives shall have the right to change a Beneficiary by completing, signing and otherwise complying with the terms of the Beneficiary Designation Form and the Plan Administrator’s rules and procedures, as in effect from time to time. Upon the acceptance by the Plan Administrator of a new Beneficiary Designation Form, all Beneficiary designations previously filed shall be cancelled. The Plan Administrator shall be entitled to rely on the last Beneficiary Designation Form filed by the Executive and accepted by the Plan Administrator prior to the Executive’s death.

4.3	Acknowledgment. No designation or change in designation of a Beneficiary shall be effective until received, accepted and acknowledged in writing by the Plan Administrator or its designated agent.

4.4

No Beneficiary Designation. If the Executive dies without a valid beneficiary designation, or if all designated Beneficiaries predecease the Executive, then the Executive’s spouse shall be the designated Beneficiary. If the Executive has no surviving spouse, the benefits shall be made to the personal representative of the Executive's estate.

4.5

Facility of Distribution. If the Plan Administrator determines in its discretion that a benefit is to be distributed to a minor, to a person declared incompetent, or to a person incapable of handling the disposition of that person’s property, the Plan Administrator may direct distribution of such benefit to the guardian, legal representative or person having the care or custody of such minor, incompetent person or incapable person. The Plan Administrator may require proof of incompetence, minority or guardianship as it may deem appropriate prior to distribution of the benefit. Any distribution of a benefit shall be a distribution for the account of the Executive and the Executive’s Beneficiary, as the case may be, and shall be a complete discharge of any liability under the Agreement for such distribution amount.

Article 5

General Limitations

5.1

Termination for Cause. Notwithstanding any provision of this Agreement to the contrary, the Corporation shall not distribute any benefit under this Agreement if the Executive’s employment with the Corporation is terminated due to a Termination for Cause.

5.2

Suicide or Misstatement. No benefits shall be distributed if the Executive commits suicide within two years after the Effective Date of this Agreement, or if an insurance company which issued a life insurance policy covering the Executive and owned by the Corporation denies coverage (i) for material misstatements of fact made by the Executive on an application for such life insurance, or (ii) for any other reason.

5.3

Removal. Notwithstanding any provision of this Agreement to the contrary, the Corporation shall not distribute any benefit under this Agreement if the Executive is subject to a final removal or prohibition order issued by an appropriate federal banking agency pursuant to Section 8(e) of the Federal Deposit Insurance Act.

Article 6

Administration of Agreement

6.1

Plan Administrator Duties. This Agreement shall be administered by a Plan Administrator which shall consist of the Board, or such committee or person(s) as the Board shall appoint. The Plan Administrator shall administer this Agreement according to its express terms and shall also have the discretion and authority to (i) make, amend, interpret and enforce all appropriate rules and regulations for the administra‐tion of this Agreement and (ii) decide or resolve any and all ques‐tions including interpretations of this Agreement, as may arise in connection with the Agreement to the extent the exercise of such discretion and authority does not conflict with Section 409A of the Code and regulations thereunder.

6.2

Agents. In the administration of this Agreement, the Plan Administrator may employ agents and delegate to them such administrative duties as it sees fit, (including acting through a duly appointed representative), and may from time to time consult with counsel who may be counsel to the Corporation.

6.3

Binding Effect of Decisions. The decision or action of the Plan Administrator with respect to any question arising out of or in connection with the administration, interpretation and application of the Agreement and the rules and regulations promulgated hereunder shall be final and conclusive and binding upon all persons having any interest in the Agreement.

6.4

Indemnity of Plan Administrator. The Corporation shall indemnify and hold harmless the members of the Plan Administrator against any and all claims, losses, damages, expenses or liabilities arising from any action or failure to act with respect to this Agreement, except in the case of willful misconduct by the Plan Administrator or any of its members.

6.5

Corporation Information. To enable the Plan Administrator to perform its functions, the Corporation shall supply full and timely information to the Plan Administrator on all matters relating to the date and circum‐stances of the retirement, Disability, death, or Separation from Service of the Executive, and such other pertinent information as the Plan Administrator may reasonably require.

6.6

Annual Statement. The Plan Administrator shall provide to the Executive, within one hundred twenty (120) days after the end of each Plan Year, a statement setting forth the benefits to be distributed under this Agreement.

Article 7

Claims And Review Procedures

7.1

Claims Procedure. An Executive or Beneficiary (“claimant”) who has not received benefits under the Agreement that he or she believes should be distributed shall make a claim for such benefits as follows:

7.1.1

Initiation – Written Claim. The claimant initiates a claim by submitting to the Plan Administrator a written claim for the benefits. If such a claim relates to the contents of a notice received by the claimant, the claim must be made within sixty (60) days after such notice was received by the claimant. All other claims must be made within one hundred eighty (180) days of the date on which the event that caused the claim to arise occurred. The claim must state with particularity the determination desired by the claimant.

7.1.2

Timing of Plan Administrator Response. The Plan Administrator shall respond to such claimant within 90 days after receiving the claim. If the Plan Administrator determines that special circumstances require additional time for processing the claim, the Plan Administrator can extend the response period by an additional 90 days by notifying the claimant in writing, prior to the end of the initial 90-day period, that an additional period is required. The notice of extension must set forth the special circumstances and the date by which the Plan Administrator expects to render its decision.

7.1.3

Notice of Decision. If the Plan Administrator denies part or all of the claim, the Plan Administrator shall notify the claimant in writing of such denial. The Plan Administrator shall write the notification in a manner calculated to be understood by the claimant. The notification shall set forth:

(a)	The specific reasons for the denial;
(b)	A reference to the specific provisions of the Agreement on which the denial is based;
(c)	A description of any additional information or material necessary for the claimant to perfect the claim and an explanation of why it is needed;
(d)	An explanation of the Agreement’s review procedures and the time limits applicable to such procedures; and
(e)	A statement of the claimant’s right to bring a civil action under ERISA Section 502(a) following an adverse benefit determination on review.

7.2	Review Procedure. If the Plan Administrator denies part or all of the claim, the claimant shall have the opportunity for a full and fair review by the Plan Administrator of the denial, as follows:

7.2.1

Initiation – Written Request. To initiate the review, the claimant, within 60 days after receiving the Plan Administrator’s notice of denial, must file with the Plan Administrator a written request for review.

7.2.2

Additional Submissions – Information Access. The claimant shall then have the opportunity to submit written comments, documents, records and other information relating to the claim. The Plan Administrator shall also provide the claimant, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant (as defined in applicable ERISA regulations) to the claimant’s claim for benefits.

7.2.3

Considerations on Review. In considering the review, the Plan Administrator shall take into account all materials and information the claimant submits relating to the claim, without regard to whether such information was submitted or considered in the initial benefit determination.

7.2.4

Timing of Plan Administrator Response. The Plan Administrator shall respond in writing to such claimant within 60 days after receiving the request for review. If the Plan Administrator determines that special circumstances require additional time for processing the claim, the Plan Administrator can extend the response period by an additional 60 days by notifying the claimant in writing, prior to the end of the initial 60-day period, that an additional period is required. The notice of extension must set forth the special circumstances and the date by which the Plan Administrator expects to render its decision.

7.2.5

Notice of Decision. The Plan Administrator shall notify the claimant in writing of its decision on review. The Plan Administrator shall write the notification in a manner calculated to be understood by the claimant. The notification shall set forth:

(a)	The specific reasons for the denial;
(b)	A reference to the specific provisions of the Agreement on which the denial is based;
(c)

A statement that the claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant (as defined in applicable ERISA regulations) to the claimant’s claim for benefits; and

(d)	A statement of the claimant’s right to bring a civil action under ERISA Section 502(a).

Article 8

Amendments and Termination

8.1

Amendments. This Agreement may be amended only by a written agreement signed by the Corporation and the Executive. However, the Corporation may unilaterally amend this Agreement to conform with written directives to the Corporation from its auditors or banking regulators or to comply with legislative or tax law, including without limitation Section 409A of the Code and any and all regulations and guidance promulgated thereunder.

8.2

Plan Termination Generally. This Agreement may be terminated only by a written agreement signed by the Corporation and the Executive. The benefit shall be the Early Termination benefit as set forth on Schedule A as of the date the Agreement is terminated. Except as provided in Section 8.3, the termination of this Agreement shall not cause a distribution of benefits under this Agreement. Rather, upon such termination benefit distributions will be made at the earliest distribution event permitted under Article 2 or Article 3.

8.3	Plan Terminations Under Section 409A. Notwithstanding anything to the contrary in Section 8.2, if the Corporation terminates this Agreement in the following circumstances:

(a)

Within thirty (30) days before, or twelve (12) months after a Change in Control, provided that all distributions are made no later than twelve (12) months following such termination of the Agreement and further provided that all the Corporation's arrangements which are substantially similar to the Agreement are terminated so the Executive and all participants in the similar arrangements are required to receive all amounts of compensation deferred under the terminated arrangements within twelve (12) months of the termination of the arrangements;

(b)

Upon the Corporation’s dissolution or with the approval of a bankruptcy court provided that the amounts deferred under the Agreement are included in the Executive's gross income in the latest of (i) the calendar year in which the Agreement terminates; (ii) the calendar year in which the amount is no longer subject to a substantial risk of forfeiture; or (iii) the first calendar year in which the distribution is administratively practical; or

(c)

Upon the Corporation’s termination of this and all other non-account balance plans (as referenced in Section 409A of the Code or the regulations thereunder), provided that all distributions are made no earlier than twelve (12) months and no later than twenty-four (24) months following such termination, and the Corporation does not adopt any new non-account balance plans for a minimum of five (5) years following the date of such termination;

the Corporation may distribute the actuarial equivalent of the present value of the Early Termination benefit, determined as of the date of the termination of the Agreement, to the Executive in a lump sum subject to the above terms.

Article 9

Miscellaneous

9.1	Binding Effect. This Agreement shall bind the Executive and the Corporation, and their beneficiaries, survivors, executors, administrators and transferees.

9.2

No Guarantee of Employment. This Agreement is not a contract for employment. It does not give the Executive the right to remain as an employee of the Corporation, nor does it interfere with the Corporation's right to discharge the Executive. It also does not require the Executive to remain an employee nor interfere with the Executive's right to terminate employment at any time.

9.3	Non-Transferability. Benefits under this Agreement cannot be sold, transferred, assigned, pledged, attached or encumbered in any manner.

9.4

Tax Withholding and Reporting. The Corporation shall withhold any taxes that are required to be withheld, including but not limited to taxes owed under Section 409A of the Code and regulations thereunder, from the benefits provided under this Agreement. Executive acknowledges that the Corporation’s sole liability regarding taxes is to forward any amounts withheld to the appropriate taxing authority(ies). Further, the Corporation shall satisfy all applicable reporting requirements, including those under Section 409A of the Code and regulations thereunder.

9.5	Applicable Law. The Agreement and all rights hereunder shall be governed by the laws of the Commonwealth of Virginia, except to the extent preempted by the laws of the United States of America.

9.6

Unfunded Arrangement. The Executive and the Beneficiary are general unsecured creditors of the Corporation for the distribution of benefits under this Agreement. The benefits represent the mere promise by the Corporation to distribute such benefits. The rights to benefits are not subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment, or garnishment by creditors. Any insurance on the Executive's life or other informal funding asset is a general asset of the Corporation to which the Executive and Beneficiary have no preferred or secured claim.

9.7

Reorganization. The Corporation shall not merge or consolidate into or with another corporation, or reorganize, or sell substantially all of its assets to another corporation, firm, or person unless such succeeding or continuing corporation, firm, or person agrees to assume and discharge the obligations of the Corporation under this Agreement. Upon the occurrence of such event, the term “Corporation” as used in this Agreement shall be deemed to refer to the successor or survivor corporation.

9.8

Entire Agreement. This Agreement constitutes the entire agreement between the Corporation and the Executive as to the subject matter hereof. No rights are granted to the Executive by virtue of this Agreement other than those specifically set forth herein.

9.9

Interpretation. Wherever the fulfillment of the intent and purpose of this Agreement requires, and the context will permit, the use of the masculine gender includes the feminine and use of the singular includes the plural.

9.10

Alternative Action. In the event it shall become impossible for the Corporation or the Plan Administrator to perform any act required by this Agreement, the Corporation or Plan Administrator may in its discretion perform such alternative act as most nearly carries out the intent and purpose of this Agreement and is in the best interests of the Corporation, provided that such alternative acts do not violate Section 409A of the Code.

9.11	Headings. Article and section headings are for convenient reference only and shall not control or affect the meaning or construction of any of its provisions.

9.12

Validity. In case any provision of this Agreement shall be illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining parts hereof, but this Agreement shall be construed and enforced as if such illegal and invalid provision has never been inserted herein.

9.13

Notice. Any notice or filing required or permitted to be given to the Corporation or Plan Administrator under this Agreement shall be sufficient if in writing and hand-delivered, or sent by registered or certified mail, to the address below:

National Bankshares, Inc.
Attn: James G. Rakes
P.O. Box 90002
Blacksburg, VA 24062-9002

Such notice shall be deemed given as of the date of delivery or, if delivery is made by mail, as of the date shown on the postmark on the receipt for registration or certification.

Any notice or filing required or permitted to be given to the Executive under this Agreement shall be sufficient if in writing and hand-delivered, or sent by mail, to the last known address of the Executive.

9.14

Compliance with Section 409A. This Agreement shall at all times be administered and the provisions of this Agreement shall be interpreted consistent with the requirements of Section 409A of the Code and any and all regulations thereunder, including such regulations as may be promulgated after the Effective Date of this Agreement.

9.15

Rescissions. Any modification to the terms of this Agreement that would inadvertently result in an additional tax liability on the part of the Executive, shall have no effect to the extent the change in the terms of the plan is rescinded by the earlier of a date before the right is exercised (if the change grants a discretionary right) and the last day of the calendar year during which such change occurred.

IN WITNESS WHEREOF, the Executive and a duly authorized representative of the Corporation have signed this Agreement.

Executive:	CORPORATION: National Bankshares, Inc.

/s/ Lara E. Ramsey	By:	/s/ James G. Rakes
Lara E. Ramsey		James G. Rakes

Its: Chairman, President & CEO

National Bankshares, Inc.

Salary Continuation Plan - Schedule A

Lara E. Ramsey

Birth Date: 6/30/1968 Efffective Date: 1/1/2006		Early Termination	Disability	Change of Control	Pre-retirement Death Benefit
Normal Retirement 6/30/2033, Age 65:		Annual Benefits Payable in Monthly Installments Commencing at Normal Retirement Date For Life	Annual Benefits Payable in Monthly Installments Commencing at Normal Retirement Date For Life	Annual Benefits Payable in Monthly Installments Commencing at Termination Date For Life	Annual Benefits Payable in Monthly Installments Commencing at Death for 15 Years
Period Ending:	Age	(1)	(2)	(3)	(4)
12/31/2005	37	$0	$0	$11,369	$33,320
12/31/2006	38	$0	$1,205	$11,823	$33,320
12/31/2007	39	$0	$2,411	$12,296	$33,320
12/31/2008	40	$0	$3,616	$12,788	$33,320
12/31/2009	41	$0	$4,821	$13,300	$33,320
12/31/2010	42	$0	$6,027	$13,832	$33,320
12/31/2011	43	$0	$7,232	$14,385	$33,320
12/31/2012	44	$0	$8,438	$14,960	$33,320
12/31/2013	45	$0	$9,643	$15,559	$33,320
12/31/2014	46	$0	$10,848	$16,181	$33,320
12/31/2015	47	$0	$12,054	$16,828	$33,320
12/30/2016	48	$0	$13,259	$17,501	$33,320
12/31/2017	49	$0	$14,464	$18,202	$33,320
12/31/2018	50	$15,670	$15,670	$18,930	$33,320
12/31/2019	51	$16,875	$16,875	$19,687	$33,320
12/31/2020	52	$18,080	$18,080	$20,474	$33,320
12/31/2021	53	$19,286	$19,286	$21,293	$33,320
12/31/2022	54	$20,491	$20,491	$22,145	$33,320
12/31/2023	55	$21,696	$21,696	$23,031	$33,320
12/31/2024	56	$22,902	$22,902	$23,952	$33,320
12/31/2025	57	$24,107	$24,107	$24,910	$33,320
12/31/2026	58	$25,313	$25,313	$25,906	$33,320
12/31/2027	59	$26,518	$26,518	$26,943	$33,320
12/31/2028	60	$27,723	$27,723	$28,020	$33,320
12/31/2029	61	$28,929	$28,929	$29,141	$33,320
12/31/2030	62	$30,134	$30,134	$30,307	$33,320
12/31/2031	63	$31,339	$31,339	$31,519	$33,320
12/31/2032	64	$32,545	$32,545	$32,780	$33,320
6/30/2033	65	$33,320	$33,320	$33,320	$33,320

FIRST AMENDMENT

TO THE

NATIONAL BANK OF BLACKSBURG

SALARY CONTINUATION AGREEMENT DATED FEBRUARY 8, 2006

FOR LARA E. RAMSEY

THIS FIRST AMENDMENT  is adopted this 19th day of December, 2007, effective as of January 1, 2006, by and between NATIONAL BANKSHARES, INC., a Virginia corporation headquartered in Blacksburg, Virginia (the "Corporation"), and LARA E. RAMSEY (the "Executive").

The Corporation and the Executive executed the Salary Continuation Agreement on February 8, 2006 effective as of January 1, 2006 (the "Agreement").

The undersigned hereby amend the Agreement for the purpose of bringing the Agreement into compliance  with  Section  409A of  the  Internal Revenue Code.   Therefore, the following changes shall be made:

Sections 2.4 and 2.4.3 of the Agreement shall be deleted in its entirety and replaced by the following:

2.4

Change in Control Benefit.  If a Change in Control occurs, followed within twenty-four (24) months by the Executive's Separation from Service, the Bank shall distribute to the Executive the benefit described in this Section 2.4 in lieu of any other benefit under this Article.

2.4.3

Excess Parachute Payment Gross-up.  If any benefit payable under this Agreement would create an excise tax under the excess parachute rules of Section 280G of the Code, the Bank shall pay to the Executive an additional amount (the "Gross-up") equal to:

the Executive's excise penalty tax amount divided by the sum of (one minus the sum of the penalty tax rate plus the Executive's marginal income tax rate)

The Gross-up shall be paid in the same manner and same time as the benefit which creates the gross-up.

Section 2.7 of the Agreement shall be deleted in its entirety and replaced by the following:

2.7	Change in Form or Timing of Distributions.

All  changes  in  the  form  or  timing  of distributions hereunder must comply with the following requirements.  The changes:

(a) may not accelerate the time or schedule of any distribution, except as provided in Code Section 409A and the regulations thereunder;

(b) must, for benefits distributable under Sections 2.1, 2.2 and 2.3, be made at least twelve (12) months prior to the first scheduled distribution;

(c)       must, for benefits distributable under Sections 2.1, 2.2, 2.3 and 2.4, delay the commencement of distributions for a minimum of five (5) years from the date the first distribution was originally scheduled to be made; and

(d) must take effect not less than twelve (12) months after the election is made.

Section 8.3  of the Agreement shall be deleted in its entirety and replaced by the following:

8.3	Plan Terminations Under Section 409A. Notwithstanding anything to the contrary in Section 8.2, if this Agreement terminates in the following circumstances:

(a)   Within thirty (30) days before or twelve (12) months after a Change in Control, provided that all distributions are made no later than twelve (12) months following such termination of the Agreement and further provided that all the Bank's arrangements which are substantially similar to the Agreement are terminated so the Executive and all participants in the similar arrangements are required to receive all amounts of compensation deferred under the terminated arrangements within twelve (12) months of such terminations;

2

(b)   Upon the Bank's dissolution or with the approval of a bankruptcy court, provided that the amounts deferred under the Agreement are included in the Executive's gross income in the latest of (i) the calendar year in which the Agreement terminates; (ii) the calendar year in which the amount is no longer subject to a substantial risk of forfeiture; or (iii) the first calendar year in which the distribution is administratively practical; or

(c)   Upon the Bank's termination of this and all other arrangements that would be aggregated with this Agreement pursuant to Treasury Regulations Section 1.409A-1(c) if the Executive participated in such arrangements ("Similar Arrangements"), provided that (i) the termination and liquidation does not occur proximate to a downturn in the financial health of the Bank, (ii) all termination distributions are made No earlier than twelve (12) months and no later than twenty-four (24) months following such termination, and (iii) the Bank does not adopt any new arrangement that would be a Similar Arrangement for a minimum of three (3) years following the date the Bank takes all necessary action to irrevocably terminate and liquidate the Agreement;

the Bank may distribute the actuarial equivalent of the present value of the Early Termination benefit, determined as of the date of the termination of the Agreement, to the Executive in a lump sum subject to the above terms.

IN WITNESS OF THE ABOVE, the Corporation and the Executive hereby consent to this First Amendment.

Executive:	National Bankshares, Inc.:

/s/Lara E. Ramsey	By:	/s/ James G. Rakes
Lara E. Ramsey		James G. Rakes

Its: Chairman, President & CEO

3

SECOND AMENDMENT

TO

NATIONAL BANKSHARES, INC.

SALARY CONTINUATION AGREEMENT

DATED FEBRUARY 8, 2006

FOR LARA E. RAMSEY

THIS SECOND AMENDMENT is adopted this 17th day of December, 2008, effective as of January 1, 2006, by and between NATIONAL BANKSHARES, INC., a Virginia corporation headquartered in Blacksburg, Virginia (the "Company"), and LARA E. RAMSEY (the "Executive").

The Company and the Executive executed the Salary Continuation Agreement on February 8, 2006 effective as of January 1, 2006 (the "Agreement").

The undersigned hereby amend the Agreement for the purpose of bringing the Agreement into compliance with Section 409A of the Internal Revenue Code. Therefore, the following changes shall be made:

The following sentence is added at the end of Section 1.13 of the Agreement:

In determining whether a Separation from Service has occurred, the term "Company" shall include its affiliates required to be treated as a service recipient along with the Company for purposes of Section 409A of the Code.

Sections 2.3 and 2.3.1 of the Agreement shall be deleted in their entirety and replaced by the following:

2.3

Disability Benefit. If the Executive experiences a Disability prior to Normal Retirement Age while in the active service of the Company, the Company shall distribute to the Executive the benefit described in this Section 2.3 in lieu of any other benefit under this Article.

2.3.1

Amount of Benefit. The annual benefit under this Section 2.3 is the Disability Benefit set forth on Schedule A for the Plan Year immediately preceding the date that the Executive's cessation of service with the Company occurs due to Disability; provided, however, if the Executive ceases service with the Company due to Disability on December 31st of a Plan Year, then the Company shall distribute the Disability Benefit set forth on Schedule A for the Plan Year in which such Separation from Service occurs.

Section 2.4.3 of the Agreement shall be deleted in its entirety and replaced by the following:

2.4.3

Excess Parachute Payment If any benefit payable under this Agreement would create an excise tax under the excess parachute rules of Section 280G of the Code, the Company shall comply with any applicable restrictions or limitations applicable to the Executive in the Executive's employment or other agreement, if any, with the Company or any affiliate of the Company addressing the same.

Section 2.5 of the Agreement shall be deleted in its entirety and replaced by the following:

2.5

Restriction on Timing of Distribution. Notwithstanding any provision of this Agreement to the contrary, if the Executive is considered a Specified Employee at Separation from Service under such procedures as established by the Company in accordance with Section 409A of the Code, benefit distributions that are made upon Separation from Service may not commence earlier than six (6) months after the date of such Separation from Service. Therefore, in the event this Section 2.5 is applicable to the Executive, any distribution or series of distributions to be made due to a Separation from Service shall commence no earlier than the first day of the seventh month following the Separation from Service. No catch-up payment, or interest representing the time value of money, shall be made or due as a result of the six (6) month delay in payment required by this Section 2.5.

Section 8.3 of the Agreement shall be deleted in its entirety and replaced by the following:

8.3

Plan Terminations Under Section 409A. Notwithstanding anything to the contrary in Section 8.2, but subject to the applicable requirements of Section 409A of the Code, if this Agreement terminates in the following circumstances:·

(a)

Within thirty (30) days before or twelve (12) months after a Change in Control, provided that all distributions are made no later than twelve (12) months following such termination of the Agreement and further provided that all the Company's arrangements which are substantially similar to the Agreement are terminated with respect to the participants therein who experienced the Change in Control so the Executive and all such participants in the similar arrangements are required to receive all amounts of compensation deferred under the terminated arrangements within twelve (12) months of such terminations;

(b)

Upon the Company's dissolution or with the approval of a bankruptcy court, provided that the amounts deferred under the Agreement are included in the Executive's gross income in the latest of (i) the calendar year in which the Agreement terminates; (ii) the calendar year in which the amount is no longer subject to a substantial risk of forfeiture; or (iii) the first calendar year in which the distribution is administratively practical; or

(c)

Upon the Company's termination of this and all other arrangements that would be aggregated with this Agreement pursuant · to Treasury Regulations Section l.409A-l(c) if the Executive participated in such arrangements ("Similar Arrangements"), provided that (i) the termination and liquidation does not occur proximate to a downturn in the financial health of the Company, (ii) all termination distributions are made no earlier than twelve (12) months and no later than twenty-four (24) months following such termination, and (iii) the Company does not adopt any new arrangement that would be a Similar Arrangement for a minimum of three (3) years following the date the Company takes all necessary action to irrevocably terminate and liquidate the Agreement;

2

the Company may distribute the actuarial equivalent of the present value of the Early Termination benefit, determined as of the date of the termination of the Agreement, to the Executive in a lump sum subject to the above terms. Actuarial equivalence shall be determined on the basis of the applicable actuarial factors in the National Bankshares, Inc. Retirement Income Plan unless the Company decides, in good faith, that other actuarial factors are more appropriate.

IN WITNESS OF THE ABOVE, the Company and the Executive hereby consent to this Second Amendment.

Executive:	National Bankshares, Inc.

/s/Lara E. Ramsey	By:	/s/ James G. Rakes
Lara E. Ramsey		James G. Rakes

Title: Chairman, President & CEO

THIRD AMENDMENT

TO THE

NATIONAL BANKSHARES, INC.

SALARY CONTINUATION AGREEMENT

FOR LARA E. RAMSEY

THIS THIRD AMENDMENT is adopted this 22nd day of June, 2016, by and between National Bankshares, Inc. (the "Corporation") and Lara E. Ramsey (the "Executive").

The Corporation and the Executive entered into a Salary Continuation Agreement dated February 8, 2006 and two subsequent amendments thereto (collectively, the "Agreement"). The Corporation and the Executive now wish to increase the amount of the retirement benefit provided in the Agreement.

Now, therefore, the Corporation and the Executive amend the Agreement as follows.

Section 2.2.1 of the Agreement shall be deleted in its entirety and replaced with the following.

2.1.1	Amount of Benefit. The annual benefit under this Section 2.1 is Forty-Two Thousand Dollars ($42,000).

The Schedule A attached hereto shall replace the Schedule A originally incorporated into the Agreement

IN WITNESS WHEREOF, the Executive and a duly authorized representative of the Corporation have signed this Third Amendment.

Executive:	National Bankshares, Inc.

/s/Lara E. Ramsey	By:	/s/ James G. Rakes
Lara E. Ramsey		James G. Rakes

Title: Chairman, President & CEO

National Bankshares, Inc.

Salary Continuation Agreement - Schedule A

Lara E. Ramsey

July I, 2016	$0	$0	23,997	42,000
December 31, 2016	$0	$13,555	24,957	42,000
December31,2017	$0	$15,268	25,955	42,000
December 31, 2018	$16,983	$16,983	26,993	42,000
December 31, 2019	$18,696	$18,696	28,073	42,000
December 31, 2020	$20,409	$20,409	29,196	42,000

December 31, 2021	$22,123	$22,123	30,364	42,000
December 31, 2022	$23,836	$23,836	31,578	42,000
December 31, 2023	$25,549	$25,549	32,841	42,000
December 31, 2024	$27,263	$27,263	34,155	42,000
December 31, 2025	$28,976	$28,976	35,521	42,000

December 31, 2026	$30,690	$30,690	36,942	42,000
December 31, 2027	$32,403	$32,403	38,420	42,000
December 31, 2028	$34,117	$34,117	39,957	42,000
December 31, 2029	$35,831	$35,831	41,555	42,000
December 31, 2030	$37,544	$37,544	43,217	42,000
December 3L 2031	$39,257	$39,257	44,946	42,000
December 3L. 2032	$40,971	$40,971	46,744	42,000
June 30, 2033 (')	$42,000	$42,000	48,613	42,000

(*) Normal Retirement Age

IF THERE IS A CONFLICT BETWEEN THIS SCHEDULE A AND THE AGREEMENT, THE TERMS AND PROVISIONS OF THE AGREEMENT SHALL PREVAIL. IF A TRIGGERING EVENT OCCURS, REFER TO THE AGREEMENT TO DETERMINE THE ACTUAL BENEFIT AMOUNT BASED ON THE DATE OF THE EVENT.

FOURTH AMENDMENT

TO THE

NATIONAL BANCSHARES, INC.

SALARY CONTINUATION AGREEMENT

FOR LARA E. RAMSEY

THIS FOURTH AMENDMENT is adopted this 16th day of August, 2021, by and between National Bancshares, Inc. (the “Corporation”) and Lara E. Ramsey (the “Executive”).

The Corporation and the Executive entered into a Salary Continuation Agreement dated February 8, 2006 and three subsequent amendments thereto (collectively, the “Agreement”). The Corporation and the Executive now wish to increase the amount of the retirement benefit provided in the Agreement and update the Agreement’s amendment and termination provisions.

Now, therefore, the Corporation and the Executive amend the Agreement as follows.

Section 2.2.1 of the Agreement shall be deleted in its entirety and replaced with the following.

2.1.1	Amount of Benefit. The annual benefit under this Section 2.1 is Forty-Five Thousand Dollars ($45,000).

Article 8 of the Agreement shall be deleted in its entirety and replaced with the following.

ARTICLE 8

AMENDMENT AND TERMINATION

8.1	Agreement Amendment Generally. Except as provided in Section 8.2, this Agreement may be amended only by a written agreement signed by both the Corporation and the Executive.

8.2

Amendment to Insure Proper Characterization of Agreement. Notwithstanding anything in this Agreement to the contrary, the Agreement may be amended by the Corporation at any time, if found necessary in the opinion of the Corporation, (i) to ensure that the Agreement is characterized as plan of deferred compensation maintained for a select group of management or highly compensated employees as described under ERISA, (ii) to conform the Agreement to the requirements of any applicable law or (iii) to comply with the written instructions of the Corporation’s auditors or banking regulators.

8.3

Agreement Termination Generally. Except as provided in Section 8.4, this Agreement may be terminated only by a written agreement signed by the Company and the Executive. Such termination shall not cause a distribution of benefits under this Agreement. Rather, upon such termination benefit distributions will be made at the earliest distribution event permitted under Article 2 or 3.

8.4

Effect of Complete Termination. Notwithstanding anything to the contrary in Section 6.3, and subject to the requirements of Code Section 409A and Treasury Regulations §1.409A-3(j)(4)(ix), at certain times the Corporation may completely terminate and liquidate the Agreement. In the event of a complete termination under subsection 8.4.1 or 8.4.3, the Corporation shall pay the Executive the entire amount the Corporation has accrued with respect to the benefits hereunder. In the event of a complete termination under subsection 8.4.2, the Employer shall pay the Executive the present value of the Change in Control benefit described in Section 2.4, calculated using the discount rate and mortality age assumptions utilized by the Employer for determining the accrued benefit under Generally Accepted Accounting Principles as of December 31st of the calendar year preceding the earlier of (i) the date of the Change of Control or (ii) the date of the complete termination. Such complete termination of the Agreement shall occur only under the following circumstances and conditions.

8.4.1

Corporate Dissolution or Bankruptcy. The Corporation may terminate and liquidate this Agreement within twelve (12) months of a corporate dissolution taxed under Code Section 331, or with the approval of a bankruptcy court pursuant to 11 U.S.C. §503(b)(1)(A), provided that all benefits paid under the Agreement are included in the Executive’s gross income in the latest of: (i) the calendar year which the termination occurs; (ii) the calendar year in which the amount is no longer subject to a substantial risk of forfeiture; or (iii) the first calendar year in which the payment is administratively practicable.

8.4.2

Change in Control. The Corporation may terminate and liquidate this Agreement by taking irrevocable action to terminate and liquidate within the thirty (30) days preceding or the twelve (12) months following a Change in Control. This Agreement will then be treated as terminated only if all substantially similar arrangements sponsored by the Corporation which are treated as deferred under a single plan under Treasury Regulations §1.409A-1(c)(2) are terminated and liquidated with respect to each participant who experienced the Change in Control so that the Executive and any participants in any such similar arrangements are required to receive all amounts of compensation deferred under the terminated arrangements within twelve (12) months of the date the Corporation takes the irrevocable action to terminate the arrangements.

2

8.4.3

Discretionary Termination. The Corporation may terminate and liquidate this Agreement provided that: (i) the termination does not occur proximate to a downturn in the financial health of the Corporation; (ii) all arrangements sponsored by the Corporation and Affiliates that would be aggregated with any terminated arrangements under Treasury Regulations §1.409A-1(c) are terminated; (iii) no payments, other than payments that would be payable under the terms of this Agreement if the termination had not occurred, are made within twelve (12) months of the date the Corporation takes the irrevocable action to terminate this Agreement; (iv) all payments are made within twenty-four (24) months following the date the Corporation takes the irrevocable action to terminate and liquidate this Agreement; and (v) neither the Corporation nor any of its Affiliates adopt a new arrangement that would be aggregated with any terminated arrangement under Treasury Regulations §1.409A-1(c) if the Executive participated in both arrangements, at any time within three (3) years following the date the Corporation takes the irrevocable action to terminate this Agreement.

The Schedule A attached hereto shall replace the Schedule A originally incorporated into the Agreement.

IN WITNESS WHEREOF, the Executive and a duly authorized representative of the Corporation have signed this Fourth Amendment.

EXECUTIVE	CORPORATION

/s/ Lara E. Ramsey	By:	/s/ F. Brad Denardo
Lara E. Ramsey		F. Brad Denardo

Title: Chairman, President & Chief Executive Officer

3

National Bankshares, Inc.

Salary Continuation Agreement - Schedule A (as amended effective August 1, 2021)

Lara E. Ramsey

Birth Date: 6/30/1968 Plan Initial Effective Date: 1/1/2006	Early Termination	Disability	Change of Control	Pre-retirement Death Benefit
Normal Retirement Date (Age 65): 6/30/2033 Normal Retirement Benefit: $45,000	Annual Benefits Payable in Monthly Installments for greater of lifetime or 15 years; Commencing at Normal Retirement Age	Annual Benefits Payable in Monthly Installments for greater of lifetime or 15 years; Commencing at Normal Retirement Age	Annual Benefits Payable in Monthly Installments for greater of lifetime or 15 years; Commencing at Separation of Service	Annual Benefits Payable in Monthly Installments for 15 years; Commencing at Death

Separation of
Service on or after:	Annual Benefit	Annual Benefit	Annual Benefit	Annual Benefit

August 1, 2021	$20,409	$20,409	$26,223	45,000
December 31, 2021	$22,318	$22,318	$27,272	45,000
December 31, 2022	$24,351	$24,351	$27,817	45,000
December 31, 2023	$26,367	$26,367	$28,930	45,000
December 31, 2024	$28,368	$28,368	$30,087	45,000
December 31, 2025	$30,352	$30,352	$31,291	45,000
December 31, 2026	$32,323	$32,323	$32,542	45,000
December 31, 2027	$34,280	$34,280	$33,844	45,000
December 31, 2028	$36,224	$36,224	$35,198	45,000
December 31, 2029	$38,156	$38,156	$36,606	45,000
December 31, 2030	$40,075	$40,075	$38,521	45,000
December 31, 2031	$41,983	$41,983	$40,935	45,000
December 31, 2032	$43,882	$43,882	$43,575	45,000
June 30, 2033 (*)	$45,000	$45,000	$45,000	45,000

(*) Normal Retirement Age

IF THERE IS A CONFLICT BETWEEN THIS SCHEDULE A AND THE AGREEMENT, THE TERMS AND PROVISIONS OF THE AGREEMENT SHALL PREVAIL. IF A TRIGGERING EVENT OCCURS, REFER TO THE AGREEMENT TO DETERMINE THE ACTUAL BENEFIT AMOUNT BASED ON THE DATE OF THE EVENT.

Lara E. Ramsey /s/ Lara E. Ramsey	The National Bank of Blacksburg, by /s/ F. Brad Denardo
F. Brad Denardo

Date: August 16, 2021	Title: Chairman, President & Chief Executive Officer
Date: August 16, 2021